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                                                                  EXHIBIT (3)(d)

                      CERTIFICATE OF OWNERSHIP AND MERGER

                                    MERGING
                        ONEOK PRODUCER SERVICES COMPANY
                                     INTO
                                  ONEOK, INC.


TO THE SECRETARY OF STATE OF THE STATE OF OKLAHOMA:

     ONEOK, Inc., an Oklahoma corporation, hereby states and certifies that:

     1. ONEOK Producer Services Company was incorporated under the laws of the State of Delaware.

     2. ONEOK, Inc. owns all of the outstanding shares of each class of the capital stock of ONEOK Producer Services Company, a Delaware Corporation.

     3. ONEOK, Inc. by the following resolutions of its Board of Directors, duly adopted on the 19/th/ day of March, 1998, determined to merge ONEOK Producer Services Company into itself on the conditions set forth in such resolutions:

          RESOLVED, that ONEOK, Inc., an Oklahoma corporation, merge into itself its subsidiary, ONEOK Producer Services Company, a Delaware corporation, and assume all of ONEOK Producer Services Company's obligations;

          FURTHER RESOLVED, that the President and Secretary of ONEOK, Inc. be directed to make, execute and acknowledge a certificates of ownership and merger setting forth (a) a copy of the resolution to merge ONEOK Producer Services Company into ONEOK, Inc. and to assume ONEOK Producer Services Company's obligations and (b) the date of the adoption of such resolution by the Board of Directors and be directed to file the same with the Secretaries of State of the States of Oklahoma and Delaware.

     IN WITNESS WHEREOF, ONEOK, Inc. has caused this Certificate to be signed by its President and attested to by its Secretary, this 19th day of March, 1998, as authorized by Section 1002 of the Oklahoma General Corporate Law.

                              ONEOK, Inc., an Oklahoma corporation
ATTEST:

                              By:/s/ David L. Kyle
                                 ---------------------------------
                              David L. Kyle, President
/s/ Deborah B. Barnes
---------------------
Secretary